SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        June 21, 2002 (June 17, 2002)

MISSISSIPPI VALLEY BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-22008	43-1336298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13205 Manchester Road, St. Louis, Missouri	63131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (314) 543-3512

N/A
(Former Name or Former Address, if Changed Since Last Report)

MISSISSIPPI VALLEY BANCSHARES, INC.

FORM 8-K

Item 5: Other Events.

Mississippi Valley Bancshares, Inc. (“MVBI”) and Marshall & Ilsley Corporation (“M&I”) announced on June 17, 2002, that MVBI and M&I have entered into a definitive agreement pursuant to which M&I will, subject to shareholder and regulatory approvals, acquire MVBI. In connection with the acquisition, certain shareholders of MVBI have entered into an agreement with M&I pursuant to which, among other things, such shareholders have agreed to vote their shares of MVBI common stock in favor of the acquisition at any meeting of MVBI shareholders called for the purpose of approving the acquisition. The shareholders who have entered into the shareholder voting agreement hold in the aggregate approximately 37% of the outstanding shares of MVBI common stock as of June 17, 2002. The shareholder voting agreement relating to the acquisition is attached hereto as an exhibit and is incorporated herein by reference.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See the Exhibit Index attached to this report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2002

MISSISSIPPI VALLEY BANCSHARES, INC

/S/    CAROL B. DOLENZ
By:
Carol B. Dolenz
Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1.	Shareholder Voting Agreement between Marshall & Ilsley Corporation and each of the shareholders listed on Schedule I thereto dated as of June 17, 2002.

4